UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2017

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b) On August 8, 2017, Michael P. Harmon, a managing director of Oaktree Capital Management, L.P. ("Oaktree") and a director of First BanCorp (the "Corporation"), notified the Corporation that, effective immediately, he is resigning from the Board of Directors of the Corporation and its subsidiary bank, FirstBank Puerto Rico. Pursuant to the terms of the Corporation's investment agreement with Oaktree, Oaktree was entitled to designate a person to serve on the Corporation’s Board of Directors for as long as Oaktree owned at least 25% of the number of shares of the Corporation’s common stock, $0.10 par value per share (the "Common Stock"), acquired in the Corporation's private offering of shares in 2011. Following the recent secondary offering of 20 million shares of Common Stock by Oaktree and funds affiliated with Thomas H. Lee Partners, L.P., Oaktree has reduced its ownership in our Common Stock from 9.3% to approximately 4.6% or 19.8% of the shares they acquired in the private offering of shares in 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

August 10, 2017	By:	Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel